Coopers & Lybrand L.L.P.
Coopers
& Lybrand
                                                    a professional services firm






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of URS Corporation on:

     Form S-8 for 750,000 shares related to the 1991 Stock Incentive Plan, filed March 27, 1997;

     Form S-8 for 250,000 shares related to the Employee Stock Purchase Plan, filed March 27, 1997; and

     Form S-8 for 55,000 shares related to the Non-executive Directors Stock Grant Plan, filed March 27, 1997;

of our report dated December 17, 1996, on our audits of the consolidated financial statements of URS Corporation and its subsidiaries as of October 31, 1996 and 1995 and for the years ended October 31, 1996, 1995 and 1994.

                                                    /s/ Coopers & Lybrand L.L.P.





San Francisco, California
March 25, 1997





Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a Swiss limited liability association.